Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Safe & Green Holdings Corp.

Miami, Florida

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 30, 2023, relating to the consolidated financial statements of Safe & Green Holdings Corp. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Whitley Penn LLP

Dallas, Texas

July 21, 2023